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                                                                    Exhibit 1(b)



                                FIRST AMENDMENT
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                        AIM INVESTMENT SECURITIES FUNDS


                 THIS FIRST AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST OF AIM INVESTMENT SECURITIES FUNDS (the "Amendment") is entered into the 11th day of September, 1993, among Charles T. Bauer, Bruce L. Crockett, Owen Daly, III, Carl Frischling, John F. Kroeger, Lewis F. Pennock, Ian W. Robinson, Louis S. Sklar, as trustees, and each person who became or becomes a shareholder in accordance with the terms set forth in that certain Agreement and Declaration of Trust of AIM Investment Securities Funds entered into as of May 5, 1993 (the "Agreement").

                 WHEREAS, Section 9.7 of the Agreement authorizes the Trustees without Shareholder vote to amend or otherwise supplement the Agreement by making an amendment; and

                 WHEREAS, at a meeting duly called and held in Bermuda on the 11th day of September, 1993, the Trustees have resolved to amend the Agreement as hereinafter set forth with an effective date of August 20, 1993.

                 NOW, THEREFORE, the Trustees hereby amend the Agreement as herein set forth below:

                 1. Capitalized terms not specifically defined in this Amendment shall have the meanings ascribed to them in the Agreement.

                 2. Subclause (iii) in the first paragraph of Section 6.1 of the Agreement shall be deleted in its entirety and the following new subclause (iii) in the first paragraph of Section 6.1 shall be substituted in lieu therefore:

                 "iii)   approve the termination of the Trust or any Portfolio
or Class, unless, as of the date on which the Trustees have determined to so terminate the Trust or such Portfolio or Class, there are fewer than 100 holders of record of the Trust or of such terminating Portfolio or Class and provided, further, that the Trustees have called a meeting of the Shareholders for the purpose of approving any such termination;"

                 3. Section 8.1 of the Agreement shall be deleted in its entirety and the following new Section 8.1 shall be substituted in lieu therefore:

                 "Section 8.1 Limitation of Liability. A Trustee, when acting in such capacity, shall not be personally liable to any person for any act, omission or obligation of the Trust or
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any Trustee; provided, however, that nothing contained herein or in the
Delaware Act shall protect any Trustee against any liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee hereunder."

                 4. The amendments in the preceding paragraphs 2 and 3 of this Amendment shall be effective as of the 20th day of August, 1993.

                 5. With the exception of the amendment in the preceding paragraphs 2 and 3 of this Amendment, the Agreement shall in all other respects remain in full force and effect.

                 IN WITNESS WHEREOF, the undersigned, being all of the initial Trustees of the Trust, have executed this First Amendment to Agreement and Declaration of Trust of AIM Investment Securities Funds the 11th day of September, 1993.


/s/ CHARLES T. BAUER                         /s/ BRUCE L. CROCKETT
----------------------------------           ----------------------------------
Charles T. Bauer                             Bruce L. Crockett
Trustee                                      Trustee



/s/ OWEN DALY                                /s/ CARL FRISCHLING
----------------------------------           ----------------------------------
Owen Daly, III                                Carl Frischling
Trustee                                      Trustee



/s/ JOHN F. KROEGER                          /s/ LEWIS F. PENNOCK
----------------------------------           ----------------------------------
John F. Kroeger                              Lewis F. Pennock
Trustee                                      Trustee



/s/ IAN W. ROBINSON                          /s/ LOUIS S. SKLAR
----------------------------------           ----------------------------------
Ian W. Robinson                              Louis S. Sklar
Trustee                                      Trustee





                        [THIS IS THE SIGNATURE PAGE FOR
           THE FIRST AMENDMENT TO AGREEMENT AND DECLARATION OF TRUST
                      OF AIM INVESTMENT SECURITIES FUNDS]





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